UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 11, 2024

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda

(Address of principal executive offices)

(Zip Code)

(441) 295-1422

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement Amendment

As previously disclosed, on February 24, 2022, James River Group Holdings, Ltd. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with an affiliate of Gallatin Point Capital LLC (the “Preferred Investor”) providing for the issuance and sale of 150,000 of the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $150,000,000 (the “Preferred Issuance”). The Company completed the Preferred Issuance on March 1, 2022. On November 11, 2024, the Company entered into the First Amendment to the Investment Agreement (the “Investment Agreement Amendment”) in connection with entry into the A&R Certificate of Designations (as defined below). The Investment Agreement Amendment documents the terms of the Exchange (as defined below) and modifies the restrictions on the Preferred Investor’s ability to transfer Series A Preferred Shares, and common shares of the Company issued upon conversion of the Series A Preferred Shares, to third parties. As a result of the amendment, the Preferred Investor will be prohibited from transferring such shares if, after the transfer, the transferee would hold 9.9% or more of the voting equity of the Company or, in the event of an AM Best ratings downgrade of James River Insurance Company, 19.9% of the voting equity of the Company.

The foregoing description of the Investment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement Amendment, a copy of which is attached hereto as exhibit 4.1.

Registration Rights Agreement

On November 11, 2024, the Company entered into the First Amendment to the Registration Rights Agreement with the Preferred Investor, which amends the Registration Rights Agreement, dated March 1, 2022, by and between the Company and the Preferred Investor to clarify that the definition of Registrable Securities includes the Common Shares issued in the Exchange (the “Registration Rights Agreement Amendment”).

The foregoing description of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement Amendment, a copy of which is attached hereto as exhibit 10.3.

Subscription Agreement

On November 11, 2024, the Company entered into a Subscription Agreement with Cavello Bay Reinsurance Limited (“Cavello Bay”) providing for the issuance and sale of 1,953,125 of the Company’s common shares, par value $0.0002 per share (the “Common Shares”), for an aggregate purchase price of $12,500,000, or $6.40 per share (the “Private Placement”), in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The closing of the Private Placement is subject to certain closing conditions, including the satisfaction of all of the closing conditions in the ADC Agreement (as defined below) and the subsequent effectiveness of such agreement pursuant to its terms, as further described below under the heading “Adverse Development Cover.”

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as exhibit 10.1.

Common Shares Registration Rights Agreement

On the closing date of the Subscription Agreement, in connection with the Private Placement, the Company and Cavello Bay will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide to Cavello Bay certain customary registration rights with respect to the Common Shares. In addition, the Company has agreed to customary indemnification provisions relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of Cavello Bay’s Common Shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of the Registration Rights Agreement, which is included as Exhibit A to the Subscription Agreement, filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Adverse Development Cover

On November 11, 2024, James River Insurance Company and James River Casualty Company (together, the “Ceding Companies”), two of the principal operating subsidiaries of the Company, entered into an Adverse Development Cover Reinsurance Contract (the “ADC Agreement”) with Cavello Bay. The closing of the ADC Agreement is subject to certain closing conditions, including receipt by Cavello Bay of approval by the Bermuda Monetary Authority.

The ADC Agreement will take effect on January 1, 2024 and applies to the Ceding Companies’ Excess & Surplus Lines segment portfolio losses attaching to premium earned during 2010-2023 (both years inclusive), excluding, among others, losses related to commercial auto policies issued to a former large insured or its affiliates (the “Subject Business”). Pursuant to the ADC Agreement, in exchange for a premium of $52.8 million (less an amount equal to the federal excise tax payable on the premium) to be paid by the Ceding Companies, Cavello Bay will reinsure 100% of the losses associated with the Subject Business, subject to a retention by the Ceding Companies of $1,183.7 million and up to an aggregate limit of $75 million.

The foregoing description of the ADC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ADC Agreement, a copy of which is attached hereto as exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under the heading “Subscription Agreement” of Item 1.01 of this Current Report on Form 8-K and below under the heading “Amended and Restated Certificate of Designations” of Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

Amended and Restated Certificate of Designations

On November 11, 2024, the Company entered into the Amended and Restated Certificate of Designations of the 7% Series A Perpetual Cumulative Convertible Preferred Shares (the “A&R Certificate of Designations”) in order to amend and restate the rights of holders of the Series A Preferred Shares, as more particularly set forth below:

Initial Conversion

In connection with the execution of the A&R Certificate of Designations, the Preferred Investor exchanged 37,500 Series A Preferred Shares for 5,859,375 Common Shares (the “Exchange”) at a price per share of $6.40 (the “Minimum Price”).

Optional Conversion

The Series A Preferred Shares are convertible at the option of the holders thereof at any time into the Common Shares, at a conversion price (the “Conversion Price”) of 130.0% of the Minimum Price. Pursuant to this formula, the Conversion Price is $8.32 per share, making the Series A Preferred Shares initially convertible into approximately 13,521,634 Common Shares.

Mandatory Conversion

At any time after the public announcement of the A&R Certificate of Designations, if the volume weighted average price per Common Share is greater than 200% of the Conversion Price for twenty (20) consecutive trading days, the Company may elect to convert all of the outstanding Series A Preferred Shares into Common Shares.

Dividends

Until September 30, 2029, holders of the Series A Preferred Shares will be entitled to a dividend (the “Dividend”) at a rate of 7.0% per annum of the Liquidation Preference (as defined in the A&R Certificate of Designations), payable in cash, in-kind in common shares or in Series A Preferred Shares, at the Company’s election. On October 1, 2029, and each five-year anniversary thereafter, the Dividend rate will reset to a rate equal to the five-year U.S. treasury rate plus 5.2%, up to a maximum Dividend rate of 8.0%. Dividends accrue quarterly and are payable on March 31, June 30, September 30 and December 31 of each year.

The foregoing description of the A&R Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Certificate of Designations, a copy of which is attached hereto as exhibit 4.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The information contained in Item 3.03 with respect to the A&R Certificate of Designations and the designation, powers and preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Shares is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
4.1	First Amendment to Investment Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP
4.2	Amended and Restated Certificate of Designations of 7% Series A Perpetual Cumulative Convertible Preferred Shares of James River Group Holdings, Ltd., dated November 11, 2024
10.1	Subscription Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and Cavello Bay Reinsurance Limited
10.2*	Adverse Development Cover Reinsurance Contract, dated November 11, 2024, by and between James River Insurance Company and James River Casualty Company, and Cavello Bay Reinsurance Limited
10.3	First Amendment to the Registration Rights Agreement, dated as of November 11, 2024, by and among James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, some schedules to this Exhibit have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: November 13, 2024	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer